Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations	800 S. Douglas Road, 12th Floor
305-406-1815	Coral Gables, Florida 33134
305-406-1886 fax	Tel: 305-599-1800
marc.lewis@mastec.com	Fax: 305-406-1960
www.mastec.com

For Immediate Release

MasTec Announces Record Third Quarter Results with Increased

Revenue, Earnings and Margins

•	Q3 Revenue of $1.27 Billion-An Increase of 19%
•	Q3 Continuing Operations Adjusted EBITDA of $135 Million-An Increase of 32%
•	Q3 Continuing Operations Adjusted EBITDA of 10.6%-A 100 Basis Point Improvement
•	Q3 Continuing Operations Adjusted Diluted EPS of $0.61-An Increase of 13%
•	Q3 Cash Flow from Operations of $110 Million
•	Full-Year 2013 Earnings Guidance Reaffirmed

Coral Gables, FL (October 31, 2013) — MasTec, Inc. (NYSE: MTZ) today announced record 2013 third quarter financial results with improved revenue, earnings and margins. Revenue for the 2013 third quarter was up 19% to $1.27 billion compared to $1.07 billion for the third quarter of 2012, with most segments showing strong, double-digit growth over last year. The Oil and Gas segment’s revenue was up 83%, Electrical Transmission was up 59% and Communications was up 11%, driven by a 38% increase in wireless projects. On a combined basis, Oil & Gas, Electrical Transmission, and Communications were up 22% organically for the quarter, without acquisitions. Revenue for the Power Generation and Industrial segment, as expected, was down 60% for the quarter.

Third quarter 2013 continuing operations diluted earnings per share was $0.59 compared to $0.45 for the third quarter of 2012, an increase of 31%. Third quarter continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $0.61, compared to $0.54 last year, an increase of 13%. Continuing operations adjusted EBITDA for the third quarter of 2013, a non-GAAP measure, was $135 million, compared to $103 million for the third quarter of 2012, an increase of 32%. Third quarter 2013 continuing operations adjusted EBITDA margin was 10.6% compared to 9.6% a year ago. A reconciliation to GAAP measures is attached.

Jose R. Mas, MasTec’s Chief Executive Officer, commented, “MasTec had an excellent third quarter in terms of revenue, earnings, margin expansion and cash flow. We continue to expect that 2013 will be another record year. We are excited about the opportunities that we have in the oil and gas, electrical transmission and wireless markets. We believe that we are well positioned and believe that, over the next few years, we can continue to take advantage of excellent growth opportunities in the markets we serve.”

C. Robert Campbell, MasTec’s Executive Vice President and Chief Financial Officer, added, “In addition to excellent third quarter earnings, we had much improved cash flow for the quarter, have improved and expanded our bank senior credit facility and sold GlobeTec, our discontinued business unit. Cash flow from operations for the third quarter was $110 million with a 13-day drop in accounts receivables days sales outstanding compared to last quarter. Cash flow was much improved despite the working capital required to finance an almost $300 million increase in revenue. Earlier this week, we expanded our bank senior credit facility from a maximum available amount of $600 million to $750 million and extended the maturity until 2018—with more favorable pricing, terms and conditions. Lastly, we have sold Globetec, our struggling municipal water and sewer business, effective August 31, and recorded an additional loss in discontinued operations of $0.04 per diluted share for the quarter.”

For full year 2013, we are raising our revenue guidance to $4.25 billion and reaffirming continuing operations adjusted EBITDA guidance of $448 million and continuing operations adjusted diluted earnings per share guidance to $1.88. The continuing operations adjusted EBITDA margin is currently estimated at 10.5%.

The 2013 guidance above excludes the previously disclosed first quarter 2013 loss on extinguishment of debt, the second quarter 2013 legacy Sintel Spanish litigation charge and non-cash stock compensation expense for all periods. Reconciliation to GAAP measures is attached, and additional information is provided on the Company’s website at www.mastec.com.

Management will hold a conference call to discuss these results on Friday, November 1, 2013 at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-1458 and the replay number is (719) 457-0820, with a pass code of 6651917. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

Summary financial statements for the quarters are as follows:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended September 30,
	2013	2012
Revenue	$1,269,385	$1,067,300
Costs of revenue, excluding depreciation and amortization	1,081,132	924,304
Depreciation and amortization	37,756	22,645
General and administrative expenses	58,976	42,514
Interest expense, net	12,666	9,446
Other (income) expense, net	(2,778)	8,815

Income from continuing operations before provision for income taxes	$81,633	$59,576
Provision for income taxes	(31,698)	(23,478)

Income from continuing operations before non-controlling interests	$49,935	$36,098
Discontinued operations:
Loss from discontinued operations, net of tax, including impairment charges and loss on disposal	$(3,735)	$(9,281)

Net income	$46,200	$26,817

Net income (loss) attributable to non-controlling interests	62	(4)

Net income attributable to MasTec, Inc.	$46,138	$26,821

Earnings per share:

Basic earnings (loss) per share:
Continuing operations	$0.65	$0.47

Discontinued operations	(0.05)	(0.12)

Total basic earnings per share	$0.60	$0.35

Basic weighted average common shares outstanding	77,093	76,194

Diluted earnings (loss) per share:
Continuing operations	$0.59	$0.45
Discontinued operations	(0.04)	(0.12)

Total diluted earnings per share	$0.54	$0.34

Diluted weighted average common shares outstanding	85,464	79,526

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets, including discontinued operations	$1,332,316	$1,049,641
Property and equipment, net	504,313	350,192
Goodwill and other intangibles, net	1,064,099	961,973
Other long-term assets, including discontinued operations	53,610	54,160

Total assets	$2,954,338	$2,415,966

Liabilities and Shareholders’ Equity
Current liabilities, including discontinued operations	$882,229	$713,793
Acquisition-related contingent consideration, net of current portion	119,502	135,712
Long-term debt	779,920	546,323
Long-term deferred tax liabilities, net	151,044	119,388
Other liabilities	42,556	38,875
Shareholders’ equity	979,087	861,875

Total liabilities and shareholders’ equity	$2,954,338	$2,415,966

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$124,991	$114,670
Net cash (used in) provided by investing activities	(253,050)	35,425
Net cash provided by (used in) financing activities	104,258	(159,327)

Net decrease in cash and cash equivalents	(23,801)	(9,232)
Net effect of currency translation on cash	(118)	135
Cash and cash equivalents-beginning of period	26,767	20,279

Cash and cash equivalents-end of period	2,848	11,182

Cash and cash equivalents of discontinued operations	—	710

Cash and cash equivalents of continuing operations	$2,848	$10,472

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013
EBITDA and Adjusted EBITDA Reconciliation
Income from continuing operations before non-controlling interests	$19.3	$35.5	$49.9	$104.8
Interest expense, net - continuing operations	10.0	11.8	12.7	34.5
Provision for income taxes - continuing operations	12.3	21.8	31.7	65.8
Depreciation and amortization - continuing operations	31.8	33.6	37.8	103.1

EBITDA - continuing operations	$73.5	$102.7	$132.1	$308.3
Sintel litigation settlement expense	—	2.8	—	2.8
Non-cash stock compensation expense	2.4	4.3	3.0	9.6
Loss on extinguishment of debt	5.6	—	—	5.6

Adjusted EBITDA - continuing operations	$81.4	$109.8	$135.1	$326.3

EBITDA and Adjusted EBITDA Margin Reconciliation
Income from continuing operations before non-controlling interests	2.1%	3.6%	3.9%	3.3%
Interest expense, net - continuing operations	1.1%	1.2%	1.0%	1.1%
Provision for income taxes - continuing operations	1.3%	2.3%	2.5%	2.1%
Depreciation and amortization - continuing operations	3.5%	3.4%	3.0%	3.3%

EBITDA margin - continuing operations	8.0%	10.5%	10.4%	9.7%
Sintel litigation settlement expense	—	0.3%	—	0.1%
Non-cash stock compensation expense	0.3%	0.4%	0.2%	0.3%
Loss on extinguishment of debt	0.6%	—	—	0.2%

Adjusted EBITDA margin - continuing operations	8.9%	11.2%	10.6%	10.3%

	Three Months Ended			Nine Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2012
EBITDA and Adjusted EBITDA Reconciliation
Income from continuing operations before non-controlling interests	$11.7	$31.2	$36.1	$79.0
Interest expense, net - continuing operations	9.0	9.5	9.4	27.9
Provision for income taxes - continuing operations	7.8	19.9	23.5	51.2
Depreciation and amortization - continuing operations	20.7	21.8	22.6	65.1

EBITDA - continuing operations	$49.2	$82.4	$91.7	$223.2
Sintel litigation settlement expense	—	—	9.6	9.6
Non-cash stock compensation expense	1.0	1.2	1.2	3.4

Adjusted EBITDA - continuing operations	$50.2	$83.5	$102.5	$236.2

EBITDA and Adjusted EBITDA Margin Reconciliation
Income from continuing operations before non-controlling interests	1.6%	3.2%	3.4%	2.8%
Interest expense, net - continuing operations	1.2%	1.0%	0.9%	1.0%
Provision for income taxes - continuing operations	1.1%	2.0%	2.2%	1.8%
Depreciation and amortization - continuing operations	2.8%	2.2%	2.1%	2.3%

EBITDA margin - continuing operations	6.7%	8.3%	8.6%	8.0%
Sintel litigation settlement expense	—	—	0.9%	0.3%
Non-cash stock compensation expense	0.1%	0.1%	0.1%	0.1%

Adjusted EBITDA margin - continuing operations	6.8%	8.4%	9.6%	8.5%

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013
Adjusted Net Income Reconciliation
Income from continuing operations before non-controlling interests	$19.3	$35.5	$49.9	$104.8
Sintel litigation settlement expense, net of tax	—	1.7	—	1.7
Non-cash stock compensation expense, net of tax	1.4	2.6	1.8	5.9
Loss on extinguishment of debt, net of tax	3.4	—	—	3.5

Adjusted income from continuing operations	$24.2	$39.9	$51.8	$115.9
Loss from discontinued operations, net of tax	(0.9)	(0.5)	(3.7)	(5.2)

Adjusted net income	$23.2	$39.4	$48.0	$110.7

Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.23	$0.42	$0.59	$1.24
Sintel litigation settlement expense, net of tax	—	0.02	—	0.02
Non-cash stock compensation expense, net of tax	0.02	0.03	0.02	0.07
Loss on extinguishment of debt, net of tax	0.04	—	—	0.04

Adjusted diluted earnings per share - continuing operations	$0.29	$0.47	$0.61	$1.37
Diluted loss per share – discontinued operations	(0.01)	(0.01)	(0.04)	(0.06)

Adjusted diluted earnings per share	$0.28	$0.47	$0.56	$1.31

	Three Months Ended			Nine Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2012
Adjusted Net Income Reconciliation
Income from continuing operations before non-controlling interests	$11.7	$31.2	$36.1	$79.0
Sintel litigation settlement expense, net of tax	—	—	5.8	5.8
Non-cash stock compensation expense, net of tax	0.6	0.7	0.7	2.0

Adjusted income from continuing operations	$12.3	$31.9	$42.7	$86.8
Income (loss) from discontinued operations, net of tax	2.5	(1.1)	(9.3)	(7.9)

Adjusted net income	$14.8	$30.8	$33.4	$78.9

Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.14	$0.38	$0.45	$0.97
Sintel litigation settlement expense, net of tax	—	—	0.07	0.07
Non-cash stock compensation expense, net of tax	0.01	0.01	0.01	0.02

Adjusted diluted earnings per share - continuing operations	$0.15	$0.39	$0.54	$1.06
Diluted earnings (loss) per share - discontinued operations	0.03	(0.01)	(0.12)	(0.10)

Adjusted diluted earnings per share	$0.18	$0.37	$0.42	$0.97

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for Three Months Ended December 31,	Three Months Ended December 31,
	2013 Est.	2012
Guidance, EBITDA and Adjusted EBITDA Reconciliation
Income from continuing operations before non-controlling interests	$42	$37.7
Interest expense, net - continuing operations	12	9.5
Provision for income taxes - continuing operations	26	24.9
Depreciation and amortization - continuing operations	39	26.8

EBITDA - continuing operations	$119	$98.9
Non-cash stock compensation expense	3	1.1

Adjusted EBITDA - continuing operations	$122	$99.9

Guidance, EBITDA and Adjusted EBITDA Margin Reconciliation
Income from continuing operations before non-controlling interests	3.8%	4.0%
Interest expense, net - continuing operations	1.1%	1.0%
Provision for income taxes - continuing operations	2.4%	2.7%
Depreciation and amortization - continuing operations	3.6%	2.9%

EBITDA margin - continuing operations	11.0%	10.6%
Non-cash stock compensation expense	0.3%	0.1%

Adjusted EBITDA margin - continuing operations	11.3%	10.7%

	Guidance for Three Months Ended December 31,	Three Months Ended December 31,
	2013 Est.	2012
Guidance, Adjusted Income from Continuing Operations and Diluted EPS Reconciliation
Adjusted Income from Continuing Operations Reconciliation
Income from continuing operations before non-controlling interests	$42	$37.7
Non-cash stock compensation expense, net of tax	2	0.7

Adjusted income from continuing operations	$44	$38.3

Adjusted Diluted EPS Reconciliation
Diluted earnings per share - continuing operations	$0.49	$0.46
Non-cash stock compensation expense, net of tax	0.02	0.01

Adjusted diluted earnings per share - continuing operations	$0.51	$0.47

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for Year Ended December 31,	Year Ended December 31,
	2013 Est.	2012
Guidance, EBITDA and Adjusted EBITDA Reconciliation
Income from continuing operations before non-controlling interests	$146	$116.6
Interest expense, net - continuing operations	47	37.4
Provision for income taxes - continuing operations	92	76.1
Depreciation and amortization - continuing operations	142	92.0

EBITDA - continuing operations	$427	$322.1
Sintel litigation settlement expense	3	9.6
Non-cash stock compensation expense	13	4.4
Loss on extinguishment of debt	6	—

Adjusted EBITDA - continuing operations	$448	$336.1

Guidance, EBITDA and Adjusted EBITDA Margin Reconciliation
Income from continuing operations before non-controlling interests	3.4%	3.1%
Interest expense, net - continuing operations	1.1%	1.0%
Provision for income taxes - continuing operations	2.2%	2.0%
Depreciation and amortization - continuing operations	3.3%	2.5%

EBITDA margin - continuing operations	10.0%	8.6%
Sintel litigation settlement expense	0.1%	0.3%
Non-cash stock compensation expense	0.3%	0.1%
Loss on extinguishment of debt	0.1%	—

Adjusted EBITDA margin - continuing operations	10.5%	9.0%

	Guidance for Year Ended December 31,	Year Ended December 31,
	2013 Est.	2012
Guidance, Adjusted Income from Continuing Operations and Diluted EPS Reconciliation
Adjusted Income from Continuing Operations Reconciliation
Income from continuing operations before non-controlling interests	$146	$116.6
Sintel litigation settlement expense, net of tax	2	5.8
Non-cash stock compensation expense, net of tax	8	2.7
Loss on extinguishment of debt, net of tax	3	—

Adjusted income from continuing operations	$160	$125.1

Adjusted Diluted EPS Reconciliation
Diluted earnings per share - continuing operations	$1.73	$1.43
Sintel litigation settlement expense, net of tax	0.02	0.07
Non-cash stock compensation expense, net of tax	0.09	0.03
Loss on extinguishment of debt, net of tax	0.04	—

Adjusted diluted earnings per share - continuing operations	$1.88	$1.53

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility and communications infrastructure, such as: electrical utility transmission and distribution; natural gas and petroleum pipeline infrastructure; wireless, wireline and satellite communications; power generation, including renewable energy infrastructure; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein. Jose Mas, CEO of MasTec, has led the Company since April of 2007.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including the effect on demand for our services of further or continued economic downturns, reduced capital expenditures by our customers, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; trends in oil and natural gas prices; our ability to accurately estimate the costs associated with our fixed-price and other contracts and performance on such projects; customer disputes related to our performance of services; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, enforce any noncompetition agreements, integrate acquired businesses within the expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected; the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; fluctuations in foreign currencies; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer union pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, convertible notes and any future loans or securities; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility which shareholders may experience in connection with shares we may issue as consideration for earn-out obligations in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.